UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

AirSculpt Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40973 (Commission File Number)	87-1471855 (IRS Employer Identification No.)

1111 Lincoln Road, Suite 802
Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(786) 709-9690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AIRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Chief Executive Officer

On December 17, 2024, AirSculpt Technologies, Inc. (the “Company”) announced that it has hired Yogesh Jashnani, 43, to serve as the Company’s Chief Executive Officer, effective January 7, 2025. Prior to joining the Company, Mr. Jashnani served as the Chief Revenue Officer of Sky Zone, Inc. from November 2023 to January 2025 (and as a consultant in the same role from April 2023 to November 2023), and as Chief Commercial Officer of Ideal Image Development Corp., from December 2019 to March 2023. Mr. Jashnani received his B.E. from the University of Mumbai and his M.S. from the University of Wisconsin-Madison.

There are no arrangements or understandings between Mr. Jashnani and any other person pursuant to which he was selected as an executive officer of the Company, and there are no family relationships between Mr. Jashnani and any of the Company’s directors or executive officers. Mr. Jashnani has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Executive Officer of the Company, Mr. Jashnani will receive the following compensation:

•	Annual base salary equal to $700,000;
•	Eligibility to earn an annual target cash performance bonus of 100% of Mr. Jashnani’s annual base salary for each fiscal year during Mr. Jashnani’s term;
•	Eligibility to receive reimbursement of any reasonable relocation or moving expenses incurred by Mr. Jashnani in the event that the Company requires Mr. Jashnani to relocate his principal office location to the Company’s principal office, up to a maximum of $175,000;
•	A sign-on cash bonus equal to $262,500 with $150,000 paid on signing and the remainder paid when annual bonuses are paid to the Company’s executive officers;
•	A sign-on equity award with a grant value of $2,333,333, consisting of restricted stock units (“RSUs”) with a grant date value of $1,000,000 (vesting annually over three years) and of performance-based restricted stock units (“PSUs”) with a grant date value of $1,333,333, which will be eligible to vest over a three-year period based on stock price appreciation from the grant date, as measured by a sixty-day volume-weighted average price (“VWAP”) as follows: 25% of the PSU stock price goal is met when the 60-day VWAP is at least 125% of grant date stock price; 50% of the PSU stock price goal is met when the 60-day VWAP is at least 175% of grant date stock price; 75% of the PSU stock price goal is met when the 60-day VWAP is at least 200% of grant date stock price; and 100% of the PSU stock price goal is met when the 60-day VWAP is at least 225% of grant date stock price. The number of RSUs and PSUs to be granted to Mr. Jashnani will be based on (i) the applicable grant date value above divided by (ii) the per share closing price of the Company’s common stock on the grant date;
•	Eligibility to participate in the Company’s 2021 Equity Incentive Plan, with a 2025 annual equity award having a grant date value of 200% of Mr. Jashnani’s annual base salary on terms substantially similar to the Company’s other executive officers, subject to the terms and conditions of the applicable grant agreement and the approval of the Board of Directors of the Company (the “Board”); and
•	Eligibility in the Company’s standard benefits program.

In addition, Mr. Jashnani is entitled to the following severance benefits upon a termination without “cause” or resignation for “good reason” (in addition to any accrued benefits at the time of termination), subject to Mr. Jashnani’s execution, and non-revocation, or a general release of claims in favor of the Company:

•	If such termination without “cause” or resignation for “good reason” occurs more than 3 months prior to, or 12 months following, a change in control:

o	Continued payment of Mr. Jashnani’s base salary for 12 months immediately following termination;
o	Payment of a prorated annual bonus for the year of termination based on actual performance when other Company executives are paid annual bonuses;

o	Monthly payments equal to the cost of COBRA coverage for Mr. Jashnani and eligible dependents for 12 months following termination;
o	12 months of vesting acceleration for unvested RSUs which remain outstanding upon termination under the sign-on equity award and 2025 annual equity award; and
o	Proration of the number of PSUs under the sign-on equity award and 2025 annual equity award based on the number of days that Mr. Jashnani was employed during the applicable performance period, which will vest based on actual performance achievement at the end of the applicable performance period.

•	If such termination without “cause” or resignation for “good reason” occurs within 3 months prior to, or 12 months following, a change in control:

o	A lump sum payment equal to 1.5 times the sum of Mr. Jashnani’s base salary and target annual bonus;
o	Monthly payments equal to the cost of COBRA coverage for Mr. Jashnani and eligible dependents for 18 months following termination (unless Mr. Jashnani becomes eligible for medical coverage under a new employer’s plan or COBRA coverage ceases prior to such date);
o	Full vesting acceleration for unvested RSUs which remain outstanding upon termination under all of Mr. Jashnani’s equity awards; and
o	Conversion of all outstanding PSUs under all of Mr. Jashnani’s equity awards upon a change in control into time-based RSUs at the greater of target and actual performance through the date of such change in control, which will vest in full at the end of the performance period, or if earlier, upon Mr. Jashnani’s termination without cause or resignation for good reason within 3 months prior to, or 12 months following, following a change in control.

Further, Mr. Jashnani is subject to non-competition, non-solicitation and confidentiality covenants.

The foregoing description is qualified in its entirety by reference to the full and complete terms of Mr. Jashnani’s Employment Agreement, dated December 6, 2024, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Return of Dennis Dean to Full Time Duties as Chief Financial Officer

Dennis Dean will continue to serve as the Interim Chief Executive Officer of the Company until the commencement of Mr. Jashnani’s employment with the Company on January 7, 2025, at which time Mr. Jashnani will succeed Mr. Dean as Chief Executive Officer of the Company and Mr. Dean will continue his full-time duties as Chief Financial Officer of the Company.

Director Appointment

Effective January 7, 2025, the Board of the Company appointed Mr. Jashnani to serve as a director of the Company. Mr. Jashnani will stand for election by stockholders at the Company’s 2025 annual meeting of stockholders.

Item 7.01. Regulation FD Disclosure.

On December 17, 2024, the Company issued a press release announcing the appointment of Mr. Jashnani as Chief Executive Officer and director of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in that filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between the Company and Yogesh Jashani, dated December 6, 2024
99.1	Press Release, dated December 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AirSculpt Technologies, Inc.

Date: December 17, 2024	By:	/s/ Dennis Dean
	Name:	Dennis Dean
	Title:	Interim Chief Executive Officer and Chief Financial Officer